                                                                 EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 4th day of April, 1996 by and between ROM TECH, INC., a Pennsylvania corporation ("Rom Tech"), and SUSAN H. WOELTJEN ("Employee").

                                    AGREEMENT

         WHEREAS, Employee has been employed by Virtual Reality Laboratories, Inc. ("Virtual Reality"), and

         WHEREAS, Rom Tech, Virtual Reality and VR Acquisition Corporation have entered into an Agreement and Plan of Reorganization dated as of April 4, 1996 (the "Reorganization Agreement"), which provides for the exchange of all of the outstanding shares of Virtual Reality Common Stock for Rom Tech Common Shares pursuant to a merger (the "Merger"), and

         WHEREAS, the agreement of Employee to work for Rom Tech, subject to the terms of this agreement, is a condition to Rom Tech's willingness and obligation to close the Merger, and

         WHEREAS, Employee holds shares of Virtual Reality Common Stock that will be acquired by Rom Tech in the Merger.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and intending to be legally bound, the parties agree as follows:

         Section 1. Employment and Duties. Rom Tech hereby employs Employee, and Employee hereby accepts employment by Rom Tech to serve as Vice President of VR Acquisition Corporation, a wholly-owned subsidiary of Rom Tech. Employee shall have the powers and shall perform the duties and services consistent with Employee's position of Vice President of VR Acquisition Corporation. Employee shall use Employee's best efforts and diligently pursue the business of Rom Tech. Employee shall contribute all of Employee's business time, experience, labor, and energy as necessary to meet these ends.

         Section 2. Term.

                    (a) The term of Employee's employment shall begin on the date hereof and shall continue thereafter for a period of three (3) years, unless sooner terminated in accordance with Sections 3 or 4 below. Thereafter, the term shall automatically continue year-to-year unless terminated by either party, with or without cause, upon written notice, given three (3) months prior to the expiration of the current term.

         Section 3. Termination By Rom Tech. Rom Tech may not terminate Employee's employment under this Agreement except in accordance with Section 2 above or this Section 3, as follows:

                 3.1. If Employee shall die during the Term, Employee's employment shall terminate, except that Employee's legal representatives shall be entitled to receive the compensation provided for under Section 5 hereof prorated to the last day of the month in which Employee's death occurs.

                 3.2. If during the Term, Employee shall become physically or mentally disabled whether totally or partially, so that Employee is unable substantially to perform Employee's services hereunder for a period of three (3) consecutive months, Rom Tech may, by written notice to Employee, terminate Employee's employment hereunder.

                 3.3. Rom Tech may, by written notice to Employee, terminate Employee's employment hereunder upon the occurrence of any of the following events: (a) Employee engages in conduct involving deceit, fraud, theft or other dishonesty; (b) Employee engages in willful misconduct; or (c) Employee fails to perform any material obligation under this Agreement.

         For Purposes of this Agreement, "willful misconduct" shall be any act, or failure to act, by Employee that is in bad faith and/or materially adverse to the operation and existence of the Employer's business, including, but not limited to any of the following: dishonesty, fraud, embezzlement, purposeful destruction of Employer's property, involvement in any material conflict of interest or self-dealing and continued failure to devote his best efforts on a full-time basis to his employment hereunder.

         For purposes of this Section 3, "material obligation" under this Agreement shall mean Employee's obligations under Sections 1, 8, 9 and 10 of this Agreement.

         Section 4. Termination By Employee. Employee may not terminate Employee's employment under this agreement except in accordance with Section 2 above and this Section 4, as follows:

                 4.1. Employee may terminate this Agreement if Rom Tech breaches or fails to perform any material obligation under this Agreement.

                 4.2. Employee may terminate this Agreement, at any time, without cause, upon 30 days prior written notice to Rom Tech.

         For purposes of this Section 4, "material obligation" under this Agreement shall mean Rom Tech's obligations under Sections 5, 6 and 7.

         Section 5. Compensation.

                 5.1. For all services rendered by Employee under this Employment Agreement, Employee shall be paid an annual base salary of $57,600, payable in equal bi-weekly installments, less such deductions as shall be required by applicable law and government regulations.

                 5.2. Employee shall be eligible to receive a bonus payment on each anniversary of the date of this Agreement as follows:

                    (i) A bonus of $5,000 on the first day of the second fiscal quarter if the following revenue targets are achieved by Rom Tech based upon Rom Tech's audited financial statements for the fiscal year ending immediately prior to the applicable dates set forth below:

                        (A) First anniversary - $3,000,000 for the fiscal year
                            ending June 30, 1996;

                        (B) Second anniversary - $5,000,000 for the fiscal year
                            ending June 30, 1997; and

                        (C) Third anniversary - $8,000,000 for the fiscal year
                            ending June 30, 1998.

                    (ii) Provided the aforesaid annual revenue targets are achieved, Employee shall be eligible to receive an additional bonus on each corresponding anniversary date. The payment and amount of the additional bonus shall be determined in the discretion of the Board of Directors and shall be based upon the profitability of Rom Tech and Employee's contribution to the achievement of targeted revenue levels and profitability by Rom Tech.

                 5.3. Employee shall be eligible to receive options, as determined in the discretion of the Nominating and Compensation Committee of Rom Tech's Board of Directors, under any option plans of Rom Tech in effect during the term of this Agreement.

                 5.4. Rom Tech will reimburse Employee for reasonable documented expenses incurred in the performance of Employee's duties, consistent with Rom Tech's policies regarding reimbursement, upon receipt of expense vouchers in a form satisfactory to Rom Tech.

         Section 6. Benefits. Employee shall also receive benefits equivalent to or greater than those benefits listed on Exhibit "A" of this Employment Agreement.

         Section 7. Place of Business. VR Acquisition Corporation's principal place of business on the date hereof is San Luis Obispo, California. Employee's principal place of business during the Term and any extensions thereof will be in San Luis Obispo, California; provided, however, that Employee may be relocated elsewhere to the extent Employee shall agree to such relocation.

         Section 8. Acknowledgments. Employee acknowledges that the following are highly confidential and constitute trade secrets:

                 8.1. The particular needs of Rom Tech's and VR Acquisition Corporation's customers (which are not generally known in the industry);

                 8.2. Rom Tech's and VR Acquisition Corporation's proprietary interest in the identity of its customers, customer lists and suppliers, providers of content for its multimedia software products, third party software developers which have developed software for Rom Tech and/or VR Acquisition Corporation or from which Rom Tech and/or VR Acquisition Corporation has acquired ownership of software, its products, processes and services, including, but not limited to, information relating to software development, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling; and

                 8.3. Documents and information regarding Rom Tech's and VR Acquisition Corporation's methods of operation, sales, marketing and pricing strategies, cost structure, and the specialized requirements of Rom Tech's customers.

         Section 9. Trade Secrets and Confidential Information. During the term of Employee's employment, Employee will have access to and become familiar with various trade secrets and confidential information of Rom Tech and VR Acquisition Corporation, including, but not necessarily limited to, the documents and information referred to in Section 7 above. Employee acknowledges that such confidential information and trade secrets are owned and shall continue to be owned solely by Rom Tech. During the term of Employee's employment, Employee will not, except as authorized or directed in writing, copy or make notes of any such confidential information or trade secrets. Upon termination of Employee's employment, Employee will promptly deliver to Rom Tech all notes, records or other documents (and all copies thereof) relating to Rom Tech and VR Acquisition Corporation. During the term of Employee's employment and for one year after Employee's employment terminates, Employee shall not use, in whole or in part, any such confidential information or any such trade secret for any purpose whatsoever nor shall Employee divulge, in whole or in part, directly or indirectly, any such confidential information or any such trade secret to any person other than Rom Tech or persons about whom Rom Tech has given its written consent, unless the confidential information or the trade secret has already become common knowledge (other than as a result of any breach of this Agreement), or unless Employee is compelled to disclose it by governmental process.

         Section 10. Intellectual Property.

                 10.1. Rom Tech shall be the sole owner of all the products and proceeds of the Employee's services to Rom Tech and VR Acquisition Corporation, including, but not limited to, all materials, ideas, concepts, formats, designs, suggestions, developments, arrangements, packages, computer programs, inventions, patent applications, patents, copyrights, trademarks and other intellectual properties (collectively, "Intellectual Property") that Employee may acquire, obtain, develop or create in connection with the employee's employment hereunder, free and clear of any claims by Employee (or anyone claiming under Employee) of any kind or character whatsoever (other than Employee's right to receive payments hereunder).

                 10.2. Employee shall, at the request of Rom Tech, execute such assignments, certificates or other instruments as Rom Tech may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title and interest in or to any such Intellectual Property.

                 10.3. The foregoing will not apply to any inventions which are described in California Labor Code Section 2870.

         Section 11. Covenant Not to Compete or Solicit. Employee agrees that:

                 11.1. During the term of Employee's employment, Employee will not, either solely or jointly with, or as manager or agent for, any person, corporation, trust, joint venture, partnership, or other business entity, directly or indirectly, carry on or be engaged or interested in any business which competes with the business of Rom Tech and VR Acquisition Corporation, provided that investments constituting less than five percent (5%) of a publicly-held entity shall be exempt from Employee's covenant.

                 11.2. For one (1) year after Employee's employment terminates, Employee will not, either solely or jointly with, or as manager or agent for, any person, corporation, trust, joint venture, partnership, or other business entity, directly or indirectly, carry on or be engaged or interested in any business which competes with Rom Tech and VR Acquisition Corporation, (i.e. sells software which is directly competitive with software sold by Rom Tech and VR Acquisition Corporation) ("Competing Business"), provided that investments constituting less than five percent (5%) of a publicly-held entity shall be exempt from Employee's covenant.

                 11.3. During Employee's employment with Rom Tech, and for one
(1) year following the termination of Employee's employment, Employee will not either solely or jointly with, or as manager or agent for, any person, corporation, trust, joint venture, partnership, or other business entity, directly or indirectly, hire or attempt to hire any individuals who are employees of Rom Tech and/or VR Acquisition Corporation during the term of Employee's employment.

                 11.4. During Employee's employment with Rom Tech, and for one
(1) year following the termination of Employee's employment, Employee will not either solely or jointly with, or as manager or agent for, any person, corporation, trust, joint venture, partnership or other business entity, either directly or indirectly, solicit, divert or appropriate, or attempt to solicit, divert or appropriate to any Competing Business, any of Rom Tech's customers or suppliers, and/or persons or entities with whom Employee worked or about whom Employee had access to information (including any prospective customer or customers) during the term of Employee's employment with Rom Tech.

                 11.5. The parties acknowledge that the market for products of the type sold by Rom Tech and Virtual Reality is worldwide, and the area where the goodwill of Virtual Reality has been established through sales, production, promotion and marketing of its products includes each of the states and counties in the United States, including each county in California. Accordingly, in order to secure to Rom Tech the benefits of the Merger, the parties agree that the provisions of this Section 10 shall apply to each of the states and counties of the United States, including each county in California.

                 11.6. The salary to be paid to Employee and the benefits to be provided to Employee have been negotiated at arms length as additional consideration for the covenants in Sections 9, 10 and 11 of this Agreement.

         Section 12. Remedies.

                 12.1. Employee acknowledges and agrees to the reasonableness of the restrictions in Sections 9 and 11, that these restrictions were negotiated at arms length, that compliance with Sections 9 and 11 is necessary to protect the business and good will of Rom Tech, and that a breach of any of the covenants in Sections 8, 9, 10 and 11 will irreparably and continually damage Rom Tech, for which money damages will not be an adequate remedy. In addition, in the event that Employee breaches or threatens to breach any of these covenants, Rom Tech shall be entitled apply for: (i) a preliminary and permanent injunction in order to prevent the continuation of such harm and (ii) money damages insofar as they can be proved and determined. Nothing in this Agreement, however, shall be construed to prohibit Rom Tech from also pursuing any other remedy, the parties having agreed that all remedies are cumulative.

         Section 13. Warranty by Employee. Employee represents and warrants to Rom Tech that Employee is not a party to any agreement containing a non-competition provision or other restriction with respect to: (i) the nature of any services or business which Employee is entitled or required to perform or conduct under this Agreement or (ii) the disclosure or use of any information which directly or indirectly relates to the nature of the business of Rom Tech or the services to be rendered by Employee under this Agreement.

         Section 14. Waiver of Rights. If in one or more instances either party fails to insist that the other party perform any of the terms of this Agreement, such failure shall not be construed as a waiver by such party of any past, present, or future right granted under this Agreement and the obligations of both parties under this Agreement shall continue in full force and effect.

         Section 15. Survival. Employee's obligations under Sections 9, 10 and 11 shall continue after and survive the termination of this Agreement, except upon a termination pursuant to Section 4.1 hereof, in which event only Sections 9 and 10 shall continue to be enforceable. In addition, the termination of Employee's employment shall not affect any of the rights or obligations of either party arising prior to or at the time of the termination, or which may arise by any event causing the termination.

         Section 16. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective heirs, successors, permitted assigns, executors, administrators, and personal representatives.

         Section 17. Severability. If any provision, section, paragraph, or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, Employee's adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, section, paragraph, or subparagraph. Each provision, section, paragraph and subparagraph of this Agreement is separable from every other provision, section, paragraph and subparagraph, and constitutes a separate and distinct covenant. If any term, provision, section, or paragraph of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable because it is excessively broad as to time, duration, geographical scope, activity, or subject, the parties hereby expressly agree that the court making such determination shall have the power to limit and reduce such term, provision, section, or paragraph and/or to delete such specific words or phrases which the court shall deem necessary to permit enforcement of such term, provision, section, or paragraph to the maximum extent compatible with applicable law as it then in effect.

         Section 18. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or on the second day after being deposited in the United States mails, registered or certified mail, postage prepaid and return receipt requested, addressed as set forth below:


                           (a)  If to Rom Tech:

                                    Rom Tech, Inc.
                                    2260 Cabot Blvd., Suite 6
                                    Langhorne, PA  19047
                                    Attention: Joseph A. Falsetti

                           (b)  If to Employee:

                                    Susan H. Woeltjen
                                    2341 Ganador Court
                                    San Luis Obispo, California 93401

         a copy of any notice given hereunder shall also be given to:

                                    Ellen Pulver Flatt, Esquire
                                    McCausland, Keen & Buckman
                                    Five Radnor Corporate Center, Suite 500
                                    100 Matsonford Road
                                    Radnor, PA  19087

                  and               James R. Spievak, Esquire
                                    Annis & Spievak
                                    701 "B" Street, Suite 2200
                                    San Diego, CA 92101

         In addition, notice by mail shall be by air mail if posted outside the continental United States.

         Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of Employee's paragraph for the giving of notice.

         Section 19. Entire Agreement. This Agreement constitutes the complete understanding between the parties with respect to the employment of Employee and cannot be changed or modified except by a written agreement signed by the parties.

         Section 20. Headings. The headings in this Agreement are for convenience only and shall be given no effect in the interpretation of this Agreement.

         Section 21. Presumptions. This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party who caused this Agreement to be drafted.

         Section 22. Governing Law. This Agreement is made in the State of California. It shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein (other than those relating to conflicts of law), irrespective of the fact that either of the parties now is or may become a resident of a different state.

         Section 23. Subsidiaries. For the purposes of this Agreement and, in particular, Sections 8, 9, 10 and 11, the term "Rom Tech" shall include all subsidiaries, joint ventures and partnerships in which Rom Tech has a majority ownership or other controlling interest.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    ROM TECH, INC.


                                     By:
                                        --------------------------------------
                                     Print Name:
                                                ------------------------------
                                     Title:
                                           -----------------------------------

                                     EMPLOYEE
Witness:


- - ------------------------------       -----------------------------------------
                                     SUSAN H. WOELTJEN

                                   EXHIBIT "A"

                                    Benefits


                    Health Insurance
                    Dental Insurance Life
                    Insurance - $30,000
                    SEP program - no matching